QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (i) on Form S-3 (No. 333-212554) of Arbor Realty Trust, Inc. and Subsidiaries and in the related Prospectuses; and (ii) on Form S-8 (No. 333-196144) pertaining to the Arbor Realty Trust, Inc. 2017 Amended Omnibus Stock Incentive Plan of Arbor Realty Trust, Inc. and Subsidiaries of our report dated February 13, 2017, with respect to the financial statements of Cardinal Financial Company, Limited Partnership, for the year ended December 31, 2016, which is included in the Annual Report (Form 10-K) of Arbor Realty Trust, Inc. and Subsidiaries for the year ended December 31, 2017.

/s/ Richey, May & Co., LLP
Englewood, Colorado

February 22, 2018

QuickLinks

  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM